EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Glowpoint, Inc. and Subsidiaries:

We hereby consent to this registration statement of Glowpoint, Inc. on Post-Effective Amendment No.1 to Form S-l (Registration No. 333-146838) of our report dated March 24, 2008, relating to the consolidated financial statements, which report appears in Post-Effective Amendment No.1 to Form S-l, and to the reference to us under the heading "Experts" in this registration statement.

Edison, New Jersey

March 24, 2008